                              FIRSTMISS GOLD INC.

                                  as Borrower

                                    - and -

                           THE TORONTO-DOMINION BANK
             (through its Toronto Dominion Merchant Bank Division)

                                   as Lender

        ________________________________________________________________

                                 LOAN AGREEMENT
                            DATED SEPTEMBER 24, 1995
        ________________________________________________________________





                       TORY TORY DESLAURIERS & BINNINGTON

                               TABLE OF CONTENTS

                                                        ARTICLE 1.
                                                       INTERPRETATION
1.1.             Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.2.             Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.3.             Interest Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.4.             Invalidity, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.5.             Headings, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.6.             Governing Law; Attornment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.7.             References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.8.             Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
1.9.             This Agreement to Govern . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
1.10.            Generally Accepted Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
1.11.            Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
1.12.            Actions on Days Other Than Banking Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
1.13.            Verbal Instructions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                                        ARTICLE 2.
                                                     THE LOAN FACILITY

2.1.             Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
2.2.             Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
2.3.             Evidence of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
2.4.             Term and Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
2.5.             Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
2.6.             Payments Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                                        ARTICLE 3.
                                                     FEES AND EXPENSES

3.1.             Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
3.2.             Drawdown Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
3.3.             Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
3.4.             Payment of Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                        ARTICLE 4.
                                                   CONDITIONS TO ADVANCES

4.1.             General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4.2.             Initial Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        ARTICLE 5.
                                                          ADVANCES

5.1.             Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
5.2.             Payment of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

5.3.             Drawdown Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                        ARTICLE 6.
                                                          SECURITY

6.1.             Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
6.2.             Perfection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
6.3.             Security Effective Notwithstanding Date of Advance . . . . . . . . . . . . . . . . . . . . . . . . . .  15
6.4.             No Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
6.5.             Discharge of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE 7.
                                               REPRESENTATIONS AND WARRANTIES

7.1.             Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
7.2.             Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE 8.
                                                         COVENANTS

8.1.             Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
8.2.             Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE 9.
                                               EVENTS OF DEFAULT AND REMEDIES

9.1.             Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
9.2.             Remedies Upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
9.3.             Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                        ARTICLE 10.
                                               ASSIGNMENT AND PARTICIPATIONS

10.1.            Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
10.2.            Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
10.3.            Exchange of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                        ARTICLE 11.
                                                          GENERAL

11.1.            Reliance and Non-Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
11.2.            Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
11.3.            Set-Off or Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
11.4.            Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
11.5.            Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
11.6.            Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
11.7.            Currency Conversion and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
11.8.            Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

11.9.            Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
11.10.           Date of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Schedule A - Request for Advance
Schedule B - FMG Guarantee
Schedule C - FRMG Pledge Agreement
Schedule D - Grid Promissory Note
Schedule E - Permitted Liens

THIS AGREEMENT is made as of September 24, 1995

BETWEEN:

                                        FIRSTMISS GOLD INC.
                                        (the "Borrower")

                                        - and -

                                        THE TORONTO-DOMINION BANK
                                        (through its Toronto Dominion Merchant
                                        Bank Division)
                                        (the "Lender")

RECITALS:

A. The Borrower has requested the Lender to provide to it certain financing for the development of the Turquoise Ridge Deposit (as hereinafter defined); and

B.     The Lender agreed to do so upon the terms and conditions set out herein.

            NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

1.1.DEFINITIONS

For the purposes of this Agreement:

"ADVANCE" means a borrowing by the Borrower by way of Loans, and any reference relating to the amount of Advances shall mean the sum of all outstanding Advances;

"AGREEMENT" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time; the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement as a whole and not to any particular article, section, schedule or other portion hereof, and the expression "ARTICLE" and "SECTION" followed by a number or by a number and letter, and "SCHEDULE" followed by a letter, mean and refer to the specified article or section of or schedule to this Agreement, except as otherwise specifically provided herein;

"APPLICABLE LAW" means, in respect of any Person, property, transaction or event, all applicable laws, statutes, rules, by-laws and regulations, and all applicable official directives, orders, judgments and decrees of Governmental Bodies;

"BANKING DAY" means a day on which Canadian charter banks are generally open for business in Toronto, Ontario.

"BORROWER" means FirstMiss Gold Inc., its successors and assigns;

"BORROWER S COUNSEL" means McCarthy Tetrault or such other counsel as the Borrower may designate;

"BRANCH OF ACCOUNT" means the TD main branch located at the Toronto Dominion Centre, 55 King Street West, Toronto, Ontario, or such other branch of TD as the Lender, acting reasonably, may designate in writing to the Borrower;

"CASH OPERATING COST" has the meaning attributed to such term in the prefeasibility report prepared by Mineral Resource Development Inc.;

"COMMITMENT" means the Lender s covenant to make Advances to the Borrower in a total maximum amount of $20,000,000;

"CURRENCY" means U.S. dollars;

"DEFAULT" means any event which, with the lapse of time, giving of notice or both, would constitute an Event of Default;

"DESIGNATED ACCOUNT" means, in respect of any Advance, the account or accounts maintained by the Borrower at Branch of Account, or such other account or accounts, that the Borrower designates in its Drawdown Notice, acting reasonably;

"DRAWDOWN DATE" means any Banking Day on which an Advance is made;

"DUE DATE" means October 31, 1996 or such earlier date as the entire balance of the Loan may become due whether by acceleration or otherwise;

"ELIGIBLE PARTICIPANT" means an assignee which has been approved by the Borrower, such approval not to be unreasonably withheld;

"ENVIRONMENTAL LAWS" means all federal, state, municipal or local laws, regulations or rules relating to generation, operation, manufacture, refining, treatment, transportation, storage, handling, disposal, transfer, production or processing of any material or process including, without limiting the generality of the foregoing, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3808, et seq.; Nev. Rev. Stat. ch. 459; Nev. Rev. Stat. ch. 444; Nev. Rev. Stat. ch. 445; Nev. Rev.

Stat. ch. 590; Nev. Rev. Stat. Section Section 618.750-618.850, inclusive; and Nev. Rev. Stat. Section 477.045; as all of the same may be amended from time to time;

"ENVIRONMENTAL PERMITS" means all permits, certificates, approvals, consents, authorizations, registrations and licences issued by any Governmental Body pursuant to Environmental Laws;

"EVENT OF DEFAULT" has the meaning attributed to such term in section 9.1;

"FMC" means First Mississippi Corporation, the controlling shareholder of the Borrower as at the date of this Agreement;

"FMC SUBORDINATION AGREEMENT" means a subordination agreement among FMC, FMG, the Borrower and the Lender, in form satisfactory to the Lender, acting reasonably, whereunder FMC agrees to subordinate and postpone in favour of the Lender any claim or obligation owed by the Borrower to FMC;

"FMG" means FMG Inc., a wholly-owned subsidiary of the Borrower;

"FMG GUARANTEE" means a guarantee, in form of Schedule B to this Agreement to the Lender by FMG in favour of the Lender of the Obligations hereunder;

"FRMG PLEDGE AGREEMENT" means a pledge agreement, in form of Schedule C to this Agreement to the Lender between the Borrower and the Lender whereunder the Pledged Shares are pledged to secure the Borrower s Obligations hereunder;

"GOVERNMENTAL BODY" means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including, without limitation, any central bank, fiscal or monetary authority or authority regulating banks), having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing;

"GRID PROMISSORY NOTE" means a grid promissory note in the form of Schedule D to this Agreement;

"INDEBTEDNESS" means with respect to any Person, all indebtedness, obligations, and liabilities of such Person, including without limitation: (i) all "liabilities" which would be reflected on the balance sheet of such Person, prepared in accordance with generally accepted accounting principles, (ii) all obligations of such Person in respect of any guarantee, (iii) all obligations of such Person in respect of any capital lease, (iv) all obligations, indebtedness and liabilities secured by any lien or any security interest on any property or assets of such Person, and (v) all redeemable preferred stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

"LENDER" means The Toronto-Dominion Bank through its Merchant Bank Division;

"LENDER S COUNSEL" means Tory Tory DesLauriers & Binnington or such other counsel as the Lender may designate;

"LIBOR RATE" means either:

            (a) the rate that appears on the Telerate Page 3750 (or any successor source from time to time) as of 11:00 a.m. (London time) each Business Day expressed as a percentage per annum on the basis of a 360 day year for deposits in U.S. dollars in the London interbank market for a 30 day period, or,

            (b) if no such rate appears as contemplated in item (a) above, the interest rate expressed as a percentage per annum on the basis of a 360 day year at which deposits in U.S. dollars are offered to the principal office of TD in London, England in the London interbank market at 11:00 a.m. London time for a 30 day period and in an amount approximately equal to the amount of the Advance;

"LIEN" means any mortgage, lien, pledge, assignment, charge, security interest, lease intended as security, title retention agreement, rights reserved in any Governmental Body, lease of real property, hypothec, levy, execution, seizure, attachment, garnishment or other similar encumbrance;

"LOAN" means, at any time, the principal amount of all Obligations then outstanding under the Loan Facility;

"LOAN DOCUMENTS" means this Agreement, the FRMG Pledge Agreement, the FMC Subordination Agreement, the FMG Guarantee and any other agreement as the Lender and the Borrower may agree is a Loan Document;

"LOAN FACILITY" means the loan facility of $20,000,000 in favour of the Borrower which is established by this Agreement;

"MATERIAL AUTHORIZATION" means, with respect to any Person, at any point in time any approval, permit, licence or similar authorization (including any trademark, trade name or patent) from, and any filing or registration with, any Governmental Body or any other Person required by such Person to own its property and assets or to carry on its business as carried on by it at such time or as contemplated hereunder to be carried on by it at such time in each jurisdiction in which it does so or is contemplated to do so or where the failure to have such approval, permit, licence, authorization, filing or registration would have a material adverse effect upon its business, financial condition or prospects or upon its ability to perform its obligations under any Loan Document to which it is a party;

"NET PROCEEDS" means in connection with any financing or the issuance of any securities by the Borrower, the amount or proceeds received by the Borrower less any out-of-pocket fees and expenses paid to third parties incurred in connection with such financing or issuance of securities;

"OBLIGATIONS" means all indebtedness, liabilities and other obligations of the Borrower to the Lender under or in connection with this Agreement or any other document delivered pursuant hereto, including all Advances, whether actual or contingent, direct or indirect, matured or not, now existing or arising hereafter;

"OFFICERS CERTIFICATE" means a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Borrower;

"PARTICIPATION RIGHT" has the meaning attributed to such term in section 3.3;

"PERMITTED LIENS" has the meaning set out in Schedule E;

"PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Body;

"PLEDGED SHARES" means all of the issued and outstanding shares of FMG;

"PROBABLE RESERVES" has the meaning attributed to such term in the prefeasibility report prepared by Mineral Resource Development Inc.;

"REQUEST FOR ADVANCE" means a notice in the form of Schedule A to this Agreement;

"SECURITY" means the security held from time to time by the Lender securing or intended to secure repayment of the Obligations, including without limitation the security described in section 6.1;

"SUBSIDIARY" means FMG and any other subsidiary of the Borrower that may exist from time to time;

"TAXES" means all taxes of any kind or nature whatsoever including, without limitation, income taxes, sales or value - added taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by any Governmental Body of or within Canada or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon;

"TURQUOISE RIDGE DEPOSIT" means the gold deposit owned indirectly by the Borrower and located in the state of Nevada to be described in more detail in the prefeasibility study prepared by Mineral Resource Development Inc.;

"U.S. DOLLARS" means lawful money of the United States of America;

1.2.             GENDER AND NUMBER

                 Words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3.             INTEREST ACT

                 For purposes of the Interest Act (Canada), where in any Loan Document a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360.

1.4.             INVALIDITY, ETC.

                 Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement or of any other Loan Document. Without limiting the generality of the foregoing, if any amounts on account of interest or fees or otherwise payable by the Borrower to the Lender hereunder exceed the maximum amount recoverable under Applicable Law, the amounts so payable hereunder shall be reduced to the maximum amount recoverable under Applicable Law.

1.5.             HEADINGS, ETC.

                 The division of this Agreement into articles, sections and clauses, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.             GOVERNING LAW; ATTORNMENT

                 This Agreement shall be governed by and constituted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Borrower irrevocably submits to the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Loan Agreement or any other Loan Document, and irrevocably agrees that all such actions and proceedings may be heard and determined in such courts, and irrevocably waives, to the fullest extent possible, the defence of an inconvenient forum. The Borrower agrees that a judgment or order in any such action or proceeding may be enforced in other jurisdictions in any manner provided by law; provided, however, that the Lender may serve legal process in any manner permitted by law or may bring an action or proceeding against the Borrower or the property or assets of the Borrower in the courts of any other jurisdiction.

1.7.             REFERENCES

                 Except as otherwise specifically provided, reference in this Agreement to any contract, agreement or any other instrument shall be deemed to include references to the same as varied, amended, supplemented or replaced from time to time and reference in this Agreement to any enactment, including without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.8.             CURRENCY

                 Except as otherwise specifically provided herein, all monetary amounts in this Agreement are stated in U.S. dollars.

1.9.             THIS AGREEMENT TO GOVERN

                 If there is any inconsistency between the terms of this Agreement and the terms of any other Loan Document, the provisions hereof shall prevail to the extent of the inconsistency, but the foregoing shall not apply to limit or restrict in any way the rights and remedies of the Lender under the terms of the FRMG Pledge Agreement after the Lien thereby constituted shall have become enforceable. For greater certainty, notwithstanding that any Loan Document may provide for payment on demand, the Obligations shall only be payable as stipulated herein.

1.10.            GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

                 Except as otherwise specifically provided herein, all accounting terms shall be applied and construed in accordance with U.S. generally accepted accounting principles consistently applied.

1.11.            COMPUTATION OF TIME PERIODS

                 Except as otherwise specifically provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

1.12.            ACTIONS ON DAYS OTHER THAN BANKING DAYS

                 Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Banking Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Banking Day after such day; provided that if such deferral would cause such payment to be made or such action to be taken after the first day of the following calendar month, such payment shall be made or such action shall be taken on the next preceding Banking Day and interest and fees shall be calculated accordingly. If the payment of any amount is deferred for any period under this section, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest or fees payable hereunder.

1.13.            VERBAL INSTRUCTIONS

                 Notwithstanding any other provision herein regarding the delivery of notices by the Borrower, the Lender shall in its sole discretion be entitled to act upon the verbal instructions of the Borrower, or any Person reasonably believed by the Lender to be a Person authorized by the Borrower to give instructions regarding any request. All such verbal instructions shall be at the risk of the Borrower and must be confirmed in writing by the Borrower on the same Banking Day as the verbal instruction is given. The Lender shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of negligence or wilful misconduct by the Lender.

                                   ARTICLE 2.
                               THE LOAN FACILITY

2.1.             AMOUNT

                 Upon and subject to the terms and conditions of this Agreement, the Lender hereby establishes the Loan Facility in favour of the Borrower in the amount of $20,000,000.

2.2.             ADVANCES

                 The Borrower shall be entitled to obtain Advances under the Loan Facility, in an amount of $2,000,000 (or an integral multiple of $250,000 in excess of that amount) for each Advance, upon satisfaction of the conditions set out in Article 4. The Loan Facility is non-revolving and the principal amount of any Loan that is repaid may not be reborrowed.

2.3.             EVIDENCE OF INDEBTEDNESS

                 The indebtedness of the Borrower resulting from Loans made by the Lender shall be evidenced by the Grid Promissory Note. The Lender shall record on the Grid Promissory Note each Advance and the date thereof and the interest, fees and other charges accrued thereon and applicable thereto from time to time and each payment of principal (including prepayments). The Grid Promissory Note shall constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Lender. The failure of the Lender to correctly record any amount or date on the Grid Promissory Note shall not adversely affect the obligation of the Borrower to pay amounts due hereunder to the Lender in accordance with this Agreement. At all times and for all purposes, the Grid Promissory Note may be tendered as prima facie evidence, in the absence of manifest error, of the matters recorded therein.

2.4.             TERM AND REPAYMENT

         2.4.1. Term: Notwithstanding any other provision of this Agreement, Obligations outstanding on the Due Date shall be due and payable, together with all interest accrued and unpaid thereon, on the Due Date.

         2.4.2. Prepayment: Subject to section 2.6, the Borrower may repay Obligations at any time without penalty.

         2.4.3. Mandatory Prepayment: Immediately upon the completion of any financing or issuance of any securities by the Borrower, the Borrower shall repay the principal amount of the Borrower s Obligations to the extent of the Net Proceeds received by the Borrower. Notwithstanding the foregoing, the Borrower shall have no obligation to repay Obligations from financings or the issuance of securities with or to FMC provided such financing or issuance of securities is fully subordinated in all circumstances to repayment of the Obligations, on terms satisfactory to the Lender acting reasonably.

2.5.             APPLICATION OF PROCEEDS

                 All amounts prepaid and repaid shall be applied firstly in reduction of fees due to the Lender and then in reduction of the accrued and unpaid interest then outstanding and then in reduction of the principal amount of the Loans then interest outstanding and thereafter in reduction of all other Obligations outstanding.

2.6.             PAYMENTS GENERALLY

                 All payments in respect of the Loans (in respect of principal, interest, fees or otherwise) shall be made by the Borrower to the Lender no later than 11:00 a.m. (Toronto time) on the due date thereof to the accounts specified therefor by the Lender at its Branch of Account. Any payments received after such time shall be considered for all purposes as having been made on the next following Banking Day unless the Lender otherwise agrees in writing. All payments shall be made by way of immediate transfers from accounts of the Borrower with the Lender or other immediately available funds.

                                   ARTICLE 3.
                               FEES AND EXPENSES

3.1.             COMMITMENT FEE

                 The Borrower has paid to the Lender a commitment fee in the amount of $100,000, which payment was made by the Borrower upon the execution by the Lender of the commitment to provide the Loan Facility. Subject to the last proviso of Section 4.2, the Borrower shall pay to the Lender an additional commitment fee of $400,000, payable upon the execution of this Agreement by the parties hereto. The Borrower shall also pay to the Lender a commitment fee in the amount of $100,000 per month commencing on April 1, 1996 payable on the first day of each month during the remaining term of the Loan Facility.

3.2.             DRAWDOWN FEE

                 The Borrower shall pay to the Lender on each Drawdown Date a drawdown fee of 1% of the amount of the Advance made on such Drawdown Date.

3.3.             PARTICIPATION

                 As additional consideration for providing the Loan Facility, the Borrower hereby grants to the Lender, subject to the last proviso of
Section 4.2, a participation right (the "Participation Right") in accordance with the following terms and conditions:

         3.3.1. the right may be exercised by way of written notice given by the Lender to the Borrower any time after the earlier of the repayment of the Loan, the termination of the Commitment and the Due Date (the "triggering event") and on or before the date that is 30 months after the triggering event;

         3.3.2. subject to section 3.3.3, upon the exercise of the Participation Right by the Lender, the Borrower shall pay to the Lender, in cash or by way of the issuance of common shares to the Lender (valued for these purposes at the weighted average closing price of the common shares of the Borrower during the 10 day period prior to the date the Lender exercises the Participation Right), the amount equal to 250,000 x (the amount by which the weighted average closing price of the common shares of the Borrower during the 10 day period prior to the date of exercise of the Participation Right exceeds $20) (the "Participation Right Value");

         3.3.3. notwithstanding anything in section 3.3.2, the Participation Right Value shall not exceed the following amounts:

                 3.3.3.1. $1,000,000 if the Loan Facility is repaid in full within 6 months of the date of this Agreement; and

                 3.3.3.2. $1,500,000 if the Loan Facility is repaid in full after the 6 month period specified in clause 3.3.3.1 above and prior to the Due Date.

         3.3.4. notwithstanding anything in this section 3.3 to the contrary, at any time on or before November 30, 1995, the Borrower shall have the right, by way of written notice given to the Lender in this regard, to satisfy the Participation Right in full by paying $500,000, at the option of the Borrower, in cash or through the issuance to the Lender of that number of common shares of the Borrower equal to $500,000 divided by the weighted average closing price of the common shares of the Borrower during the 10 day period prior to the date the Borrower exercises its right to satisfy the Participation Right as set out herein and upon such payment the Lender shall have no further rights under this section 3.3 other than pursuant to section 3.3.5;

         3.3.5. if the Borrower elects to issue common shares to satisfy any obligations herein, the Lender shall have piggy-back registration rights in connection with any registration of any common shares of the Borrower.

3.4.             PAYMENT OF COSTS AND EXPENSES

                 Whether or not the Borrower obtains any Loans hereunder, the Borrower shall pay to the Lender upon request all reasonable out-of-pocket costs and expenses of the Lender, its agents, officers and employees, its qualified independent engineer, any receiver or receiver-manager appointed by it or by a court in connection with this Agreement or the other Loan Documents, including, without limitation:

         3.4.1. the preparation, execution, filing and registration of any of the Loan Documents, any actual or proposed amendment or modification hereof or thereof or any waiver hereunder or thereunder and all instruments supplemental or ancillary thereto;

         3.4.2.  the review of the prefeasibility report referred to in section
                 4.2.4 of this Agreement;

         3.4.3. obtaining advice as to the Lender's rights and responsibilities under the Loan Documents; and

         3.4.4. the defence, establishment, protection or enforcement of any of the rights or remedies of the Lender under any of the Loan Documents including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, any of the Loan Documents or of any enforcement of the Loan Documents, and further including, without limitation, all of the fees, expenses and disbursements of the Lender's Counsel (and, following the occurrence of an Event of Default, such legal counsel as may be retained by the Lender), on a solicitor and his own client basis, incurred in connection therewith, and including all sales or value-added taxes payable by the Lender (whether refundable or not) on all such costs and expenses.

                                   ARTICLE 4.
                             CONDITIONS TO ADVANCES

4.1.             GENERAL

                 The Borrower shall not be entitled to obtain an Advance until satisfaction of and compliance with the following terms and conditions:

         4.1.1. the representations and warranties set forth in Article 7 are true and accurate in all material respects on the date of execution of this Agreement and shall continue to be true and accurate in all material respects on the date of the Advance in question and the Lender shall have received an Officers Certificate from the Borrower to such effect;

         4.1.2. no Default or Events of Default shall have occurred and be continuing and the Lender shall have received an Officers Certificate from the Borrower to such effect;

         4.1.3. the Lender shall have received a Drawdown Notice in accordance with section 5.3

4.2.             INITIAL ADVANCE

                 In addition to the terms and conditions contained in Section 4.1, the Borrower shall be entitled to obtain the initial Advance under the Loan Facility upon and only in compliance with the following terms and conditions:

         4.2.1. the Lender shall have received a duly executed copy of this Agreement, the FRMG Pledge Agreement, the FMC Subordination Agreement and the FMG Guarantee;

         4.2.2. the Borrower shall have delivered to the Lender an opinion of Borrower s Counsel addressed to the Lender, dealing with the Borrower and FMG and the actions to be taken and documents to be delivered by them hereunder or pursuant hereto, in form satisfactory to the Lender, acting reasonably; and

         4.2.3. the Lender shall have received, in form and substance satisfactory to the Lender acting reasonably, an Officers Certificate from the Borrower dated the date of the initial Advance certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended:

                 4.2.3.1. the certificate/articles of incorporation of the Borrower and FMG;

                 4.2.3.2.         the by-laws of the Borrower and FMG;

                 4.2.3.3. a certificate of incumbency, including sample signatures of officers and directors, of the Borrower; and

                 4.2.3.4. the resolutions or other documentation evidencing that all necessary action, corporate or otherwise, has been taken by the Borrower and FMG to authorize the execution, delivery and performance of the Loan Documents; and

         4.2.4. the Lender shall have received a copy of a prefeasibility report prepared by Mineral Resource Development Inc. in respect of the Turquoise Ridge Deposit showing (to the satisfaction of the Lender on the advice of a qualified independent engineer acting on its behalf):

                 4.2.4.1.         Probable Reserves of not less than 1.25
                                  million ounces;

                 4.2.4.2. an estimate average Cash Operating Cost of not greater than $270 per ounce of gold; and

                 4.2.4.3. the absence of any matters with respect to environmental, regulatory or land title issues which could have a material adverse effect on the commercial exploitation of the deposit by the Borrower;

         4.2.5. since the date of the audited consolidated financial statements of the Borrower dated as of and for the period ending June 30, 1995, there has been no development which has had or will have a material adverse effect upon the business, operation, assets, capitalization, financial condition or prospects of the Borrower or upon the ability of the Borrower to perform its obligations under any of the Loan Documents and the Lender shall have received an Officer s Certificate from the Borrower to such effect; and

         4.2.6. FMC shall have completed the distribution of its entire ownership interest in the Borrower pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and otherwise in a form satisfactory to the Lender and in compliance with the terms and provisions of that certain Private Letter Ruling issued by the Internal Revenue Service to FMC dated April 28, 1995 ("PLR"). FMC shall also deliver to the Lender a certificate certifying to the Lender that: (i) it has complied in all material respects with the terms and provisions of the PLR; (ii) all of the transactions proposed to be undertaken by FMC, the Borrower and their affiliated entities as set forth in the PLR have been completed in the same manner as described in the PLR; (iii) all of the representations made by or applicable to FMC, the Borrower and their affiliated entities to the Internal Revenue Service in the PLR are true and accurate in all material respects; and
                 (iv) neither the Borrower nor FMC is aware of any fact or circumstance that would render the PLR inapplicable to the distribution by FMC of its entire ownership interest in the Borrower or otherwise cause such transaction not to be governed by Section 355 of the Code;

provided that if the conditions set out in sections 4.2.4, 4.2.5 or 4.2.6 are not satisfied on or before October 31, 1995, the Lender may declare the Commitment to be terminated, whereupon the Lender shall not be required to make any Advances, the Lender s rights and entitlements under the Participation Right shall be terminated and the Lender shall repay to the Borrower the additional commitment fee of $400,000 paid to the Lender on the execution of this Agreement pursuant to Section 3.1.

                                  ARTICLE 5.
                                   ADVANCES

5.1.             LOANS

                 Upon the timely fulfilment of all applicable conditions as set forth in this Agreement, the Lender shall make the requested amount of each Advance available to the Borrower on the Drawdown Date by crediting the Designated Account with such amount and making the appropriate notation on the Grid Promissory Note.

                 Interest on the Loans shall be payable on the first Banking Day of each month during the term of the Loans and on the Due Date. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand.

5.2.             PAYMENT OF INTEREST

                 The Borrower shall pay to the Lender interest on Loans in the manner and at the rates per annum determined in accordance with section 5.1 and this section 5.2. Interest payable hereunder shall be payable both before and after maturity, default and/or judgment, if any, until payment in full thereof, and interest shall accrue on overdue interest, if any, at the same rate. Interest shall be payable on all Loans at a rate per annum equal to the LIBOR Rate plus 3%.

5.3.             DRAWDOWN NOTICES

                 Drawdown Notices or repayment notices, as the case may be, shall be given on the third Banking Day prior to the date of any Advance or payment. Drawdown Notices shall be given not later than 11:00 a.m. (Toronto time) on the date for notice. If a notice is not given by such time, it shall be deemed to have been given on the next Banking Day, unless the Lender agrees to accept the late notice as being effective on the date it is given.

                                   ARTICLE 6.
                                    SECURITY

6.1.             SECURITY

                 As security for the due and punctual payment of all Obligations of the Borrower, the Borrower shall deliver or cause to be delivered to and in favour of the Lender, the FRMG Pledge Agreement, the FMC Subordination Agreement and the FMG Guarantee on or before the date of the initial Advance. Pursuant to the FRMG Pledge Agreement, the Borrower shall deliver to the Lender certificates representing all the Pledged Shares.

6.2.             PERFECTION

                 The Borrower shall ensure that each of the FRMG Pledge Agreement, the FMC Subordination Agreement and the FMG Guarantee is executed and delivered and that the Liens created by the FRMG Pledge Agreement and the FMG Guarantee are perfected on or prior to the date of the initial Advance in all jurisdictions reasonably required by the Lender.

6.3.             SECURITY EFFECTIVE NOTWITHSTANDING DATE OF ADVANCE

                 The Liens constituted or required to be created under the FRMG Pledge Agreement, the FMC Subordination Agreement and the FMG Guarantee shall be effective and the undertakings therein in respect thereto shall be continuing, whether the monies hereby or thereby secured or any part thereof shall be advanced before or after or at the same time as the creation of any such Liens or before or after or upon the date of execution of this Agreement. The FRMG Pledge Agreement, the FMC Subordination Agreement and the FMG Guarantee shall not be affected by any payments on the Loans, but shall constitute continuing security to the Lender for the Obligations from time to time.

6.4.             NO MERGER

                 The security constituted by the Security shall not merge in any other security. No judgment obtained by the Lender shall in any way affect any of the provisions of this Agreement or the Security. For greater certainty, no judgment obtained by the Lender shall in any way affect the obligation of the Borrower to pay interest at the rates, times and in the manner provided in this Agreement.

6.5.             DISCHARGE OF SECURITY

                 The Lender shall release the Security and the Liens shall terminate and shall be of no further force and effect upon repayment of the Obligations and termination in full of the Commitment.

                                   ARTICLE 7.
                         REPRESENTATIONS AND WARRANTIES

7.1.             REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants to the Lender that:

         7.1.1. Incorporation and Status: each of the Borrower and FMG is duly incorporated and validly existing under the laws of Nevada and Mississippi respectively and has the corporate power and capacity to own its properties and assets and to carry on its business as presently carried on by it or as contemplated hereunder to be carried on by it and holds all Material Authorizations;

         7.1.2. Power and Capacity: each of the Borrower and FMG has the corporate power and capacity to enter into each of the Loan Documents to which it is a party and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by it;

         7.1.3. Business: neither the Borrower nor FMG is engaged in any business other than as set out in the Borrower s most recent annual report;

         7.1.4. Due Authorization: each of the Borrower and FMG has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Loan Documents to which it is a party;

         7.1.5. No Contravention: the execution and delivery by each of the Borrower and FMG of the Loan Documents to which it is a party and the performance by each of the Borrower and FMG of its respective obligations thereunder (i) does not and will not contravene, breach or result in any default under the organizational documents of the Borrower or FMG or under any material mortgage, lease, agreement or other legally binding instrument, license, permit, Material Authorization or Applicable Law to which the Borrower or FMG are a party or by which the Borrower or FMG or any of their respective properties or assets may be bound, (ii) will not oblige the Borrower or FMG to grant any Lien to any Person other than the Lender, (iii) will not result in or permit the acceleration of the maturity of any indebtedness, liability or obligation under any material mortgage, lease, agreement or other legally binding instrument of or affecting the Borrower or FMG and
                 (iv) will not violate any judgment, injunction, determination or award which is binding on the Borrower or FMG;

         7.1.6. No Consents Required: no Material Authorization or other authorization, consent or approval of, or filing with or notice to, any Person (including any Governmental Body) is required which has not been obtained in connection with the execution, delivery or performance by the Borrower or FMG of this Agreement or any of the other Loan Documents to which it is a party;

         7.1.7. Enforceability: each of the Loan Documents constitutes, or upon execution and delivery will constitute, a valid and binding obligation of the Borrower and FMG enforceable against each of them which is a party thereto (as applicable) in accordance with its terms, subject only to the qualifications set out in the opinion of Borrower s Counsel;

         7.1.8. Title: the Borrower has good and valid title to the Pledged Shares assigned by it to the Lender, free and clear of any Liens and no Person has any claim or rights with respect to such shares which could reasonably be expected to adversely affect the value of such shares in the event that the Lender should sell or otherwise realize upon such shares and that the Lender, upon any such sale or realization thereof permitted by law, will have an unfettered right to exercise all incidents of ownership with respect to the shares pledged to it;

         7.1.9. No Litigation: there is no court, administrative, regulatory or similar proceeding (whether civil, quasi- criminal, or criminal); arbitration or other dispute settlement procedure; investigation or enquiry by any Governmental Body; or any similar matter or proceeding (collectively "proceedings") against or involving the Borrower or FMG whether in progress or, to the best of its knowledge, threatened, which could reasonably be expected to materially adversely affect its ability to perform any of the provisions of any Loan Document to which it is a party or which purports to affect the legality, validity and enforceability of any such Loan Document; no event has occurred which might reasonably be expected to give rise to any proceedings and there is no judgment, decree, injunction, rule, award or order of any Governmental Body outstanding against the Borrower or FMG which has or could reasonably be expected to have a material adverse effect on its ability to perform any of the provisions of any Loan Document to which it is a party;

        7.1.10. No Default: neither the Borrower nor FMG is in default or breach under the terms and conditions relating to any Material Authorizations and there exists no state of facts which, after notice or the passage of time or both, would constitute such a default or breach; and there are no proceedings in progress, pending or threatened which may result in the revocation, cancellation, suspension or any adverse modification of any Material Authorization;

        7.1.11. Financial Statements: the audited consolidated financial statements of the Borrower dated as of and for the period ending June 30, 1995 contained in the annual report of the Borrower have been prepared in accordance with generally accepted accounting principles and fairly, completely and accurately present the financial position of the Borrower and the financial information presented therein for the period and as at the date thereof. Since the date of such audited consolidated financial statements, there has been no development which has had or will have a material adverse effect upon the business, property, financial condition or prospects of the Borrower or upon the ability of the Borrower to perform its obligations under any of the Loan Documents;

        7.1.12.  FMG:  FMG is a wholly-owned subsidiary of the Borrower; and

        7.1.13. Environmental Compliance: The Borrower and FMG and the business and assets of each of them has been and is being operated in compliance with all applicable Environmental Laws and Environmental Permits.

7.2.             SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                 The Borrower covenants that the representations and warranties made by it in this Article 7 shall be true and correct in all material respects on each day that this Agreement remains in force and effect, and all such representations and warranties shall be deemed to be made on each such day with the same effect as if such representations and warranties had been made and given on and as of such day, notwithstanding any investigation made at any time by the Lender; except that if any such representation and warranty is specifically given in respect of information as of a particular date or particular period of time and relates only to such information, then such representation and warranty shall continue to be given as at such date or for such period of time until the information to which it relates is updated at which point it shall continue to be given as of such updated date or period of time, and so forth from time to time.

                                   ARTICLE 8.
                                   COVENANTS

8.1.             AFFIRMATIVE COVENANTS

                 So long as any Obligations remain outstanding and unless the Lender otherwise consents in writing, the Borrower covenants and agrees that:

         8.1.1. Punctual Payment: it shall pay or cause to be paid all Obligations falling due hereunder on the dates and in the manner specified herein;

         8.1.2. Conduct of Business: it shall do or cause to be done, and shall cause FMG to do or cause to be done, all things necessary or desirable to maintain its corporate existence in its present jurisdiction of incorporation and to maintain its corporate power and capacity to own its properties and assets;

         8.1.3. Preservation of Material Authorizations: it shall preserve and maintain all Material Authorizations of the Borrower;

         8.1.4. Compliance with Applicable Law and Contracts: it shall comply, and shall cause FMG to comply, with the requirements of all Applicable Law and all contracts to which it is a party or by which it or its properties are bound, non-compliance with which would, singly or in the aggregate, have a material adverse effect upon its ability to perform its obligations under any Loan Document to which it is a party;

         8.1.5. Notice of Litigation and Other Matters: as soon as practical after it shall become aware of the same, the Borrower shall give, and shall cause FMG to give, notice to the Lender of the following events:

                 8.1.5.1. the commencement of any action, proceeding, arbitration or investigation against or in any other way relating adversely to the Borrower or FMG or its properties, assets or businesses which, if adversely determined, could reasonably be expected to singly or when aggregated with all other such actions, proceedings, arbitrations and investigations, have a material adverse effect on the ability of the Borrower or FMG to perform its obligations under any Loan Document to which it is a party;

                 8.1.5.2. any amendment of the organizational documents of the Borrower or FMG;

                 8.1.5.3. any development which has had or will have a material adverse effect upon the ability of the Borrower or FMG to perform its obligations under any Loan Documents to which it is a party; and

                 8.1.5.4. any Default or Event of Default giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

         8.1.6. Maintenance of Security: it shall, and shall cause FMG to, keep the Security in full force and effect during the term of the Loan Facility;

         8.1.7. Use of Proceeds: it shall use the Advance solely for the purpose of enabling the Borrower to finance the development of its current mining properties and for the general working capital purposes of the Borrower;

         8.1.8. Refinancing: it shall use its commercially reasonable efforts to effect the repayment of the Obligations through a financing or the issuance of securities;

         8.1.9. Hedging Strategy: it shall deliver to the Lender from time to time (or otherwise at the request of the Lender) information with respect to the hedging strategy being carried out by the Borrower in connection with the forward selling of its gold production;

        8.1.10. Subsidiaries: it shall pledge to the Lender (as security for the Borrower s obligations hereunder) all of the issued and outstanding shares of its Subsidiaries by way of a pledge agreement (in a form consistent with Schedule C hereto or otherwise in a form satisfactory to the Lender, acting reasonably); and

        8.1.11. Compliance Certificate: within two business days following a request therefor from the Lender, the Borrower shall deliver to the Lender an Officers Certificate certifying that no Default or Event of Default has occurred hereunder or, if any Default or Event of Default has occurred, specifying the relevant particulars and the period of existence thereof and the action taken or proposed to be taken by the Borrower with respect thereto.

8.2.             NEGATIVE COVENANTS

                 So long as any Obligations remain outstanding and unless the Lender otherwise consents in writing, the Borrower covenants and agrees that:

         8.2.1. Encumber Assets: without the prior written approval of the Lender, it shall not and shall not permit FMG to create, grant, assume or suffer to exist any Liens upon its assets, other than Permitted Liens;

         8.2.2. Unrelated Business: it shall not engage directly or indirectly in any business activity, or purchase or otherwise acquire any properties or assets, in each case unrelated to or unnecessary for the conduct of its present business;

         8.2.3. Sell Assets: it shall not sell, transfer or otherwise dispose of any of its assets having a value in excess of $1,000,000 in each instance, except that the Borrower may enter into sales transactions in the ordinary course of business and may dispose of worn out, obsolete or replaced assets;

         8.2.4. Amalgamations: it shall not enter into any transaction (including by way of reorganization, consolidation, amalgamation, liquidation, transfer, sale or otherwise) whereby all or any material portion of the property and assets of the Borrower would become the property of any other Person or, in the case of any such amalgamation, of the continuing Corporation resulting therefrom other than as contemplated herein;

         8.2.5. Limitation on Indebtedness: it shall not, and shall not permit FMG to, incur, create, contract, waive, assume, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except (i) Indebtedness arising out of this Agreement; (ii) Indebtedness secured by the Permitted Liens, (iii) current liabilities for taxes and assessments incurred in the ordinary course of business, (iv) Indebtedness in respect of current accounts payable or accrued and incurred in the ordinary course of business, (v) Indebtedness of the Borrower and FMG as reflected in the audited consolidated financial statements of the Borrower as at June 30, 1995 and (vi) Indebtedness, the Net Proceeds of which are used to repay Loans.

         8.2.6. Distributions and Dividends: Neither the Borrower nor FMG shall make any repayment of any Indebtedness, issue security, dividends or other forms of cash distribution other than in the ordinary course of business or in accordance with its terms and shall not issue any securities or pay any dividends other than as expressly contemplated in this Agreement.

                                   ARTICLE 9.
                         EVENTS OF DEFAULT AND REMEDIES

9.1.             EVENTS OF DEFAULT

                 The occurrence of any one or more of the following events shall constitute an Event of Default:

         9.1.1. the Borrower shall fail to pay any portion of the principal amount of any Loan or interest when due, or if the Borrower shall fail to pay, any fees or other Obligations within five days of when due and payable;

         9.1.2. default by the Borrower or FMG in the performance or observance of any covenant, condition or obligation contained in any Loan Document that does not require the payment of money to the Lender and which is not remedied within 30 days of receipt by the Borrower of notice of such default from the Lender provided that, if such default requires more than 30 days to be cured and the Borrower is diligently and actively pursuing the curing of such default, the Borrower shall be afforded such additional time to cure such default as shall be reasonable in the circumstances provided that in any event such default is cured within 60 days of receipt by the Borrower of notice of such default from the Lender;

         9.1.3. any representation or warranty made or deemed to have been made by the Borrower or FMG herein or in any Loan Document, Officers Certificate or other document delivered to the Lender pursuant hereto or in connection with any Loan Document is found to be false or incorrect in any way so as to make it materially misleading when made or deemed to have been made and as a result thereof, there is a material adverse effect on the Borrower s ability to perform its obligations hereunder and, if capable of being corrected, is not corrected within 10 Days of the Lender giving notice thereof;

         9.1.4. either the Borrower or FMG permits any default under one or more agreements or instruments under or pursuant to which Indebtedness was incurred or created or permits any other event to occur and to continue after any applicable grace period specified in such agreement or instruments, in either case which is not waived or cured, if the effect of one or more of such defaults or events results in the Indebtedness of the Borrower or FMG in excess of $1,000,000 becoming due prior to its stated maturity;

         9.1.5. either the Borrower or FMG admits its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency;

         9.1.6. either the Borrower or FMG institutes any proceeding or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding:

                 9.1.6.1.         seeking to adjudicate it a bankrupt or
                                  insolvent, or

                 9.1.6.2. seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, the filing of any petition under the United States Bankruptcy Code or any similar federal or state statute);

         9.1.7. any proceeding is commenced against or affecting either the Borrower or FMG:

                 9.1.7.1.         seeking to adjudicate it a bankrupt or
                                  insolvent;

                 9.1.7.2. seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, the filing of any petition under the United States Bankruptcy Code or any similar federal or state statute);or

                 9.1.7.3. seeking appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets, or any part thereof,

                 and such proceeding is not being contested in good faith by appropriate proceedings and is not in any event stayed or terminated within 45 days of its commencement, or, if such proceeding is being contested in good faith, the Borrower should default under section 9.1.1;

         9.1.8. any execution, distress or other enforcement process, whether by court order or otherwise, relating to any entry of final judgement in excess of $1,000,000 becomes enforceable against any property of the Borrower or of FMG and the same is not fully covered by insurance; and

         9.1.9.  FMG ceases to be a wholly-owned subsidiary of the Borrower.

9.2.             REMEDIES UPON DEFAULT

                 Upon the occurrence of any Event of Default, the Lender may do any one or more of the following:

         9.2.1. declare the unutilized portion (if any) of the Loan Facility to be terminated (whereupon the Lender shall not be required to make any further Advances) and declare all Obligations to be immediately due and payable;

         9.2.2.  realize upon all or part of the Security;

         9.2.3. take such actions and commence such proceedings as may be permitted at law or in equity (whether or not provided for herein or in the Loan Documents) at such times and in such manner as the Lender in its sole discretion may consider expedient, all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, notice of protest, dishonour or any other action. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law or by the Loan Documents.

9.3.             DISTRIBUTIONS

                 All distributions under or in respect of the Loan Documents shall be held by the Lender on account of the Obligations and the Borrower shall remain liable for any deficiency. All such distributions may be applied to such part of the Obligations as the Lender may see fit in its sole discretion, and the Lender may at any time change any appropriation of any such distributions or other moneys received by it and reapply the same against any other part of the Obligations as the Lender may see fit, notwithstanding any previous application, with any remaining amounts following payment of all Obligations, payable to the Borrower.

                                  ARTICLE  10.
                         ASSIGNMENT AND PARTICIPATIONS

10.1.            ASSIGNMENTS

                 Except as provided in this section, no party may assign its rights or benefits under this Agreement.

        10.1.1. The Borrower shall not assign or transfer all or any part of its rights or benefits hereunder without the prior written consent of the Lender.

        10.1.2. The Lender may assign all or part of its rights in respect of the Obligations and the Security and have its corresponding obligations hereunder assumed by:

                 10.1.2.1. any affiliate of the Lender without the consent of the Borrower,

                 10.1.2.2. any other Person with the prior written consent of the Borrower (which consent shall not be unreasonably withheld).

Any assignment under section 10.1.2.1 shall become effective when the Borrower has been notified thereof by the Lender and has received from the assignee an undertaking to be bound by this Agreement and the other Loan Documents and to perform the obligations assumed by it; any assignment under section 10.1.2.2 shall become effective when the Borrower has provided its written consent to the Lender and has received from the assignee an undertaking to be bound by this Agreement and the other Loan Documents and to perform the obligations assumed by it. Any such assignee shall be treated as a party to this Agreement for all purposes of this Agreement and the other Loan Documents and shall be entitled to the full benefit hereof and thereof and shall be subject to the obligations of the Lender to the same extent as if it were an original party in respect of the rights assigned to it and obligations assumed by it and, except in the case of an assignee referred to in section 10.1.2.1 the Lender shall be released and discharged accordingly. Notwithstanding the foregoing, the Borrower shall not have any liability under Article 1 or Article 2 of this Agreement to any assignee in excess of the liability which would have been incurred by the Borrower thereunder had the assignment or participation not taken place.

10.2.            PARTICIPATIONS

                 The Lender may sell to one or more Eligible Participants participations in a portion of its rights and obligations under this Agreement up to an aggregate amount of $10,000,000 (including, without limitation, a portion of its Commitment), but the participant shall not become a Lender and:

        10.2.1. the Lender s obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

        10.2.2. the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

        10.2.3. the Borrower and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender s rights and obligations under this Agreement; and

        10.2.4. no participant shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any person therefrom.

10.3.            EXCHANGE OF INFORMATION

                 The Lender may provide to any proposed assignee or participant such information concerning the financial position and the operations of the Borrower as, in the opinion of the Lender, may be relevant or useful in connection with the Loan Facility or any portion thereof proposed to be acquired by such assignee or participant, provided that each recipient of such information agrees not to disclose such information to any other Person.

                                  ARTICLE 11.
                                    GENERAL

11.1.            RELIANCE AND NON-MERGER

                 All covenants, agreements, representations and warranties of the Borrower made herein or in any other Loan Document or in any certificate or other document signed by any of its directors or officers and delivered by or on behalf of it pursuant hereto or thereto are material, shall be deemed to have been relied upon by the Lenders notwithstanding any investigation heretofore or hereafter made by the Lender or the Lender s Counsel or any employee or other representative of the Lender and shall survive the execution and delivery of this Agreement and the other Loan Documents until the Borrower shall have satisfied and performed all of the Obligations.

11.2.            AMENDMENT AND WAIVER

                 No amendment or waiver of any provision of any Loan Document or consent to any departure by the Borrower from any provision thereof is effective unless it is in writing and signed by the Lender. Such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

11.3.            SET-OFF OR COMPENSATION

                 In addition to and not in limitation of any rights now or hereafter granted under applicable law, if repayment is accelerated pursuant to section 9.2, the Lender may at any time and from time to time without notice to the Borrower or any other Person, any notice being expressly waived by the Borrower, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lender to or for the credit of or the account of the Borrower, against and on account of the Obligations notwithstanding that any of them are contingent or unmatured and notwithstanding that any such deposit or indebtedness may or may not be expressed in the same Currency.

11.4.            NOTICES

                 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by telecopier or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if mailed by prepaid first-class mail at any time other than during or within three Banking Days prior to a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Banking Day after the post-marked date thereof, or if sent by telecopier or other means of electronic communication, shall be deemed to have been received on the Banking Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address of the addressee to a senior officer of the addressee at such address with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed to the addresses of the relevant party hereto as follows:

To the Borrower:

FirstMiss Gold Inc.
5460 South Quebec Street
Suite 240
Englewood, Colorado
80111  U.S.A.

Attention:  Chief Financial Officer
Telecopier No.:  (303) 771-1075

with a copy to:

Latham & Watkins
505 Montgomery Street
Suite 1900
San Francisco, California
94111-2562  U.S.A.

Attention:  Christopher L. Kaufman
Telecopier No.:  (415) 395-8095

To FMG:

FMG Inc.
c/o FirstMiss Gold Inc.
5460 South Quebec Street
Suite 240
Englewood, Colorado
80111  U.S.A.

Attention:  Chief Financial Officer
Telecopier No.: (303) 771-1075

To the Lender:

Toronto Dominion Securities Inc.
Merchant Banking
222 Bay Street
Ernst & Young Tower
20th Floor
Toronto, Ontario
M5K 1A2

Attention:  John B. MacIntyre
Telecopier No.:  (416) 944-5579

with a copy to:

Tory Tory DesLauriers & Binnington
Aetna Tower, Suite 3000
Toronto-Dominion Centre
Toronto, Ontario
M5K 1N2

Attention:  W.  Geoffrey Beattie
Telecopier No.:  (416) 865-7380

11.5.            TIME

                 Time is of the essence of the Loan Documents.

11.6.            FURTHER ASSURANCES

                 Whether before or after the happening of an Event of Default, the Borrower shall at its own expense do, make, execute or deliver all such further acts, documents and things in connection with the Loan and the Loan Documents as the Lender may reasonably require from time to time for the purpose of giving effect to the Loan Documents including, without limitation, for the purpose of facilitating the enforcement of the Loan Documents, all promptly upon the request of the Lender.

11.7.            CURRENCY CONVERSION AND INDEMNITY

                 All payments made hereunder shall be made in the Currency in respect of which the obligations requiring such payment arose. If, in connection with any action or proceeding brought in connection with this Agreement or any of the Loan Documents or any judgment or order obtained as a result thereof, it becomes necessary to convert any amount due hereunder in one Currency (the "First Currency") into another Currency (the "Second Currency"), then the conversion shall be made at the Exchange Rate on the first Banking Day prior to the day on which payment is received.

                 If the conversion is not able to be made in the manner contemplated by the preceding paragraph in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Exchange Rate on the day on which the judgment is given.

11.8.            COUNTERPARTS

                 This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

11.9.            ENTIRE AGREEMENT

                 The Loan Documents constitute the entire agreement between the parties hereto pertaining to the matters therein set forth and supersede and replace any prior understandings or arrangements pertaining to the subject matter hereof. There are no warranties, representations or agreements between the parties in connection with such matters except as specifically set forth or referred to in the Loan Documents

11.10.           DATE OF AGREEMENT

                 This Agreement may be referred to as being dated September 24, 1995 or as of September 24, 1995, notwithstanding the actual date of execution.

                 IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

                                        FIRSTMISS GOLD INC.


                                        By:
                                            ------------------------------

                                        By:
                                            ------------------------------


                                        THE TORONTO-DOMINION BANK


                                        By:
                                            ------------------------------

                                        By:
                                            ------------------------------

                                 SCHEDULE A
                             REQUEST FOR ADVANCE

TO:      The Toronto-Dominion Bank ("TD")
FROM:    FirstMiss Gold Inc.(the "Borrower")

- --------------------------------------------------------------------------------

         Reference is made to a Loan Agreement (the "Loan Agreement") dated as of September 24, 1995 between the Borrower and TD, pursuant to which TD, through its merchant banking division, agreed to lend U.S. $20,000,000 to the Borrower. All terms used in this Request for Advance which are defined in the Loan Agreement have the meanings attributed thereto in the Loan Agreement.

         The Borrower hereby requests an Advance pursuant to the Loan Agreement as follows:

     1.  Amount of Advance:
                            ---------------------------------------------------

     2.  Advance Date:
                       --------------------------------------------------------

     3.  Payment instructions (if any):
                                        ---------------------------------------

         ----------------------------------------------------------------------
         DATED this   day of September, 1995.

                                        FIRSTMISS GOLD INC.

                                        By:
                                               -------------------------------
                                        Title:

                                        By:
                                               -------------------------------
                                        Title:

                                   SCHEDULE B
                                   GUARANTEE

            WHEREAS FirstMiss Gold Inc., a Nevada corporation (the "Borrower") entered into an agreement dated September 24, 1995 with The Toronto-Dominion Bank (the "Lender") (through its Toronto Dominion Merchant Bank Division) a Canadian chartered bank (the "Loan Agreement");

            AND WHEREAS FMG Inc., a Nevada corporation, and a wholly-owned subsidiary of the Borrower (the "Guarantor") has agreed to guarantee the obligations of the Borrower to the Lender;

            NOW THEREFORE for valuable consideration (the receipt and sufficiency whereof are hereby acknowledged), the Guarantor hereby agrees to and with the Lender as follows:

1. All capitalized terms used, but not defined, in this guarantee (the "Guarantee") shall have the meaning ascribed to such terms in the Loan Agreement.

2. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees payment to the Lender of all principal and interest and other monies, debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time, owing by the Borrower to the Lender under the Loan Agreement and the other Loan Documents (all of which principal, interest, debts and liabilities to be referred to hereinafter as, collectively, the "Obligations"). This Guarantee shall be a continuing guarantee of all of the Obligations now or hereafter owing or to be performed pursuant to the Loan Agreement by the Borrower and any security given in respect thereof by the Borrower. This Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time of any amount of money for the time being due or remaining unpaid by the Borrower to the Lender. The Guarantor also agrees to pay all reasonable costs and expenses incurred in connection with enforcing this Guarantee (including legal costs on a solicitor and client basis).

3. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

      (a) any lack of validity or enforceability of any agreement between the Borrower, the Guarantor and the Lender, or between the Lender and any other person or the failure on the part of the Borrower or the Lender to carry out any of its obligations under such agreements;

      (b) any change in the time, manner or place of payment of, amount of credit available to the Borrower under or in any other term of, or any other amendment or waiver of, or any consent to departure from, any agreement between the Borrower, the

            Guarantor and the Lender, or between the Lender and any other person, relating to the Loan Agreements or this Guarantee;

      (c)   any change in the name or business of the Borrower or the Lender;

      (d) any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

      (e) the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Borrower, the Lender or any party to any agreement to which the Lender is party;

      (f) any lack or limitation of power, incapacity or disability on the part of the Borrower or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Borrower in its obligations to the Lender; or

      (g) any other law, regulation or other circumstance which might otherwise constitute a defence available to, or a discharge of, the Borrower in respect of any or all of the Obligations.

4. The Lender shall not be concerned to see or enquire into the powers of the Borrower or any of its directors, officers, managers, agents or other entity or entities acting or purporting to act on its behalf, and the credit in fact borrowed or obtained from the Lender under the Loan Agreement by the Borrower in professed exercise of such powers shall be deemed to form part of the amounts hereby guaranteed, notwithstanding that such borrowing or obtaining of such credit shall be in any way irregular, defective or informal. The guarantee contained in this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the indebtedness or obligation of the Borrower under the Loan Agreement is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy, dissolution or reorganization of the Borrower, all as though such payment had not been made.

5. All indebtedness and liabilities, present and future, of the Borrower to the Guarantor are hereby assigned to the Lender and postponed to the Obligations, and all moneys received by the Guarantor in respect thereof shall be received in trust for the Lender and forthwith upon receipt shall be paid over to the Lender except as otherwise provided in the Loan Agreement, the whole without in any way limiting or lessening the liability of the Guarantor under the foregoing guarantee; and this assignment and postponement is independent of the said guarantee and shall remain in full effect notwithstanding that the liability of the Guarantor under the said guarantee may be extinct. The term "Obligations", as previously defined, for purposes of the postponement feature provided by this agreement, and this section in particular, includes any funds advanced or held at the disposal of the Borrower under any line(s) of credit.

6. The Lender shall not be bound to exhaust its recourse against the Borrower, or others of any security or other guarantees the Lender may at any time hold before being entitled to payment from the Guarantor. Without limiting the foregoing, the Guarantor waives its benefits, if any, under any applicable anti-deficiency or single-action legislation.

7. The liability of the Guarantor to make payment under this Guarantee shall arise forthwith after demand for payment has been made in writing on the Guarantor by the Lender.

8. The Lender may treat all Obligations of the Borrower as due and payable on demand in accordance with the Loan Agreement and the Lender may forthwith, following demand in accordance with this Guarantee, collect from the Guarantor the total amount hereby guaranteed and may apply the amount so collected against the Obligations of the Borrower owing under the Loan Agreement. A written statement of the Lender as to the amount remaining unpaid by the Borrower to the Lender at any time shall be, in the absence of manifest error, evidence against the Guarantor as to the amount remaining unpaid to the Lender under the Loan Agreement at such time by the Borrower.

9. This Guarantee shall be in addition to and not in substitution for any other guarantee or other security which the Lender may now or hereafter hold in respect of the Obligations, and the Lender shall be under no obligation to marshal in favour of the Borrower any other guarantee or other security or any monies or other assets which the Lender may be entitled to receive or may have a claim upon. No loss of, or in respect of, or under any other guarantee or other security under the Loan Agreement or this Guarantee shall in any way limit or lessen the liability of the Guarantor hereunder. This Guarantee shall be a continuing guarantee and shall cover all the Obligations at any time or from time to time and it shall apply to and secure any ultimate balance due or remaining unpaid to the Lender under the Loan Agreement.

10. The obligations and liabilities of the Guarantor under this Guarantee shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Lender in connection with any monies advanced by the Lender to the Borrower or any security therefor including any loss of or in respect of any security received by the Lender from the Borrower or others. Without prejudice to and without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantor hereunder and without in any way obtaining the consent of or giving notice to the Guarantor, the Lender may grant time, renewals, extensions, indulgences, releases and discharges to and accept compositions from or otherwise deal with the Borrower and any other guarantor as the Lender may see fit, and the Lender may take, abstain from taking or perfecting, vary, exchange, renew, discharge, give up, realize on or otherwise deal with any security and guarantees in such manner as the Lender may see fit and the Lender may apply all monies received from the Borrower or from securities or guarantees upon such part of the Obligations of the Borrower under this Guarantee as may be permitted or required under the Loan Agreement and change any such application in full or in part from time to time.

11. Until both repayment in full of all Obligations of the Borrower and the termination of all commitments of the Lender under the Loan Agreement, all dividends, compositions, proceeds of security, security valued or payments received by the Lender from the Borrower in respect of the Obligations shall be regarded for all purposes as payments in gross without any right on the part of the Guarantor to claim the benefit thereof in reduction of the liability under this Guarantee, and the Guarantor shall not be entitled to claim any set-off or counterclaim against the Borrower in respect of any liability of the Borrower to the Guarantor, claim or prove in the bankruptcy or insolvency of the Borrower in competition with the Lender or have any right to be subrogated to the Lender. In the case of the liquidation, dissolution, winding-up or bankruptcy of the Borrower, whether voluntary or involuntary, or in the event that the Borrower shall make an arrangement or composition with its creditors, the Lender shall have the right to rank for its full claim and to receive all dividends or other payments in respect thereof until its claim has been paid in full, and the Guarantor shall continue to be liable to the Lender, less any payments made by the Guarantor under this Guarantee, for any balance which may be owing to the Lender by the Borrower. If any amount shall be paid to the Guarantor on account of any subrogation rights (actual or postponed) at any time when all Obligations of the Borrower shall not have been fully paid and satisfied, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied against the amount owing to the Lender under the Loan Agreement and this Guarantee, whether matured or unmatured.

12. The Guarantor shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Lender may reasonably request for the purpose of giving effect to this Guarantee (including the assignment and postponement contained in Section 5). The guarantee contained in this Guarantee shall remain in full force and effect until payment in full of all Obligations at any time or from time to time of the Borrower under the Loan Agreement and the termination of all commitments of the Lender under the Loan Agreement, and shall be binding upon the Guarantor, its successors and assigns and enure to the benefit of and be enforceable by the Lender and its successors and assigns.

13. Notwithstanding any other provision of the Loan Agreement or this Guarantee (save and except for Section 3), upon both repayment in full of all Obligations of the Borrower and the termination of all commitments of the Lender under the Loan Agreement, the Guarantor shall be immediately released from this Guarantee and all other obligations hereunder, including the postponement set out in Section 5.

14. The Guarantor hereby irrevocably renounces all benefits of division and discussion and binds itself jointly and severally with the Borrower to fulfil the Obligations in the manner and upon the terms and conditions set forth herein.

15. Any moneys or amounts expressed to be owing or payable by the Guarantor hereunder which may not be recoverable from the Guarantor on the footing of a guarantee shall be recoverable from the Guarantor as a primary obligor and principal debtor in respect thereof.

16. This Guarantee shall be governed by and construed in accordance with the laws of the Province of Ontario. The Guarantor irrevocably submits to the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Guarantee, and irrevocably agrees that all such actions and proceedings may be heard and determined in such courts, and irrevocably waives, to the fullest extent possible, the defence of an inconvenient forum. The Guarantor agrees that a judgment or order in any such action or proceeding may be enforced in other jurisdictions in any manner provided by law; provided, however, that the Lender may serve legal process in any manner permitted by law or may bring an action or proceeding against the Guarantor or the property or assets of the Guarantor in the courts of any other jurisdiction.

            IN WITNESS WHEREOF this Guarantee has been executed and delivered as of the 24th day of September, 1995.


                                        FMG INC.

                                        By:
                                               ------------------------
                                        Name:
                                        Title:

                                        c/s

                                        By:
                                               ------------------------
                                        Name:
                                        Title:

                                  SCHEDULE C


                            STOCK PLEDGE AGREEMENT


     THIS STOCK PLEDGE AGREEMENT (this "Agreement") is entered into as of the 24th day of September, 1995, by and between THE TORONTO-DOMINION BANK, acting through its Toronto Dominion Merchant Bank Division ("Lender"), and FIRSTMISS GOLD INC., a Nevada corporation ("Pledgor").

                                   RECITALS


     A. Pledgor is the owner of 100% of the issued and outstanding shares of common stock of FMG Inc., a Nevada corporation (the "Company"), which are represented by stock certificate no. 1 for 100 shares of common stock of the Company (the "Pledged Shares").

     B. Lender has agreed to make a loan (the "Loan") to Pledgor in the maximum principal amount of $20,000,000 (U.S. Dollars), subject to and upon the terms and conditions set forth in that certain Loan Agreement dated as of September 24, 1995; between Pledgor and Lender (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

     C. As a condition to making the Loan, Lender requires a pledge of the Pledge Collateral (as hereinafter defined) to secure the payment by Pledgor of all amounts due and payable under the Loan Agreement and the performance by Pledgor of all of its obligations under the Loan Agreement and all of the other Loan Documents, and Pledgor has agreed to pledge the Pledged Collateral to Lender to provide such security.

                                  AGREEMENT


     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the Loan, Pledgor and Lender hereby agree as follows:

     1. Pledge. Pledgor hereby pledges to Lender, and grants to Lender a security interest in, the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other payments or property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, and in all rights of any kind attributable to or arising out of ownership of the Pledged Shares (all of the foregoing being referred to herein as the "Pledged Collateral").

     2. Security for Obligations. The Pledged Collateral shall secure payment of all indebtedness, liabilities and other obligations of Pledgor under or in connection with the Loan Agreement or any of the other Loan Documents (or any extension, modification or replacement thereof), including all Advances, whether actual or contingent, direct or indirect, matured or unmatured (collectively, the "Obligations").

     3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered by Pledgor to Lender, shall be held by Lender, and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Possession of all such certificates or instruments representing or evidencing the Pledged Collateral by Lender shall be for itself and for its benefit.

     4. Representations and Warranties. Pledgor represents and warrants to Lender as follows:

          (a) Pledgor's principal place of business is 5460 South Quebec Street, Suite 240, Englewood, Colorado 80111.

          (b) The Pledged Shares have been duly authorized and validly issued, are fully paid and non-assessable, and represent 100% of the issued and outstanding stock of Company.

          (c) Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance whatsoever.

          (d) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor; or (ii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

     5. Voting Rights. So long as no Event of Default (hereinafter defined) or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default (a "Default") shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in Lender's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and provided further, that Pledgor shall give Lender not less than five (5) days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. Upon the occurrence and during the continuance of an Event of Default or a Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Section 5 shall cease. All such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights.

     6.   Dividends and Distributions.

     (a) So long as no Default or Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain dividends and distributions paid by the Company with respect to the Pledged Collateral; provided, however, that any and all

          (i) dividends and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

          (ii) dividends and other distributions paid or payable in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

          (iii) cash paid, payable or otherwise distributed in any respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

shall be, and shall be forthwith delivered to Lender to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (together with any necessary stock powers, endorsements or such other instruments of transfer or assignment as Lender may request).

     (b) Upon the occurrence and during the continuance of an Event of Default or a Default, all of Pledgor's rights to receive dividends and distributions under Section 6(a) shall cease, and all such rights shall thereupon become vested in Lender, which shall have the sole right to receive and hold as Pledged Collateral such dividends and distributions. All dividends and distributions which are received by Pledgor contrary to the provisions of this Section shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender as Pledged Collateral in the same form as so received (together with any necessary stock powers, endorsements or such other instruments of transfer or assignment as Lender may request).

     7. Performance by Lender. If Pledgor fails to perform any covenant set forth in this Agreement, Lender may itself perform, or cause performance of, such covenant, and all expenses incurred by Lender in connection therewith shall be payable by Pledgor.

     8. Lender Appointed Attorney-in-Fact. Pledgor hereby appoints Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Lender's discretion, upon the occurrence of an Event of Default or a Default, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. This appointment is coupled with an interest and shall be irrevocable until payment in full of the Obligations.

     9. Assignment of Lender's Rights. The rights of Lender under this Agreement may be assigned by it in connection with any assignment or negotiation of the Loan in accordance with the terms of the Loan Agreement, and any such holder or assignee shall be entitled to rely upon Pledgor's representations, warranties and covenants as set forth herein.

     10. Further Assurances. Pledgor agrees that at any time and from time to time, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     11. Transfers and Other Liens. Pledgor agrees that it will not voluntarily, involuntarily or by operation of law sell, transfer, encumber, pledge, hypothecate or grant any options or similar rights with respect to, or otherwise convey or diminish in any manner any of the Pledged Collateral, except in connection with Permitted Liens, without the prior written consent of Lender, which may be withheld for any reason. Any attempt to convey, encumber or otherwise diminish the Pledged Collateral in violation of the foregoing sentence without the prior written consent of Lender shall be void, unenforceable and of no legal effect.

     12. Reasonable Care. Lender shall be deemed to have exercised reasonable care in the custody of any of the Pledged Collateral that may be in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that, so long as Lender exercises reasonable care in the custody of any Pledged Shares as may be in its possession, Lender shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge or such matters; (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral; or (c) failing to perform any act pursuant to a discretionary power with respect to the Pledged Collateral conferred upon Lender under this Agreement.

     13. Events of Default. Each of the following shall constitute an event of default (an "Event of Default") hereunder:

          (a) The occurrence of any "Event of Default" as defined in the Loan Agreement;

          (b) The failure by Pledgor properly to perform any obligation contained herein and the continuance of such failure for a period of thirty (30) days following notice thereof from Lender to Pledgor; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Pledgor commences to cure such failure within such thirty (30) day period and is actively and diligently attempting to cure such failure, Pledgor shall be afforded such additional time to cure such failure as shall be reasonable in the circumstances, provided that in any event such failure is cured within forty-five (45) days after notice thereof from Lender to Pledgor;

          (c) Any representation or warranty made by Pledgor in this Agreement is found to be false or incorrect in any way so as to make it materially misleading when made so that it would reasonably be expected to have a material adverse effect on Pledgor's ability to repay the Obligations when due or to perform its obligations under any of the Loan Documents and, if capable of being corrected, is not corrected within ten (10) days after notice thereof from Lender to Pledgor;

          (d) The issuance by Company of any additional shares of stock whatsoever;

          (e) The Company's payment of a dividend or distribution in respect of the Pledged Collateral, or purchase, redemption or other acquisition of any of the Pledged Collateral, except, in each case, as permitted by the Loan Agreement, without Lender's prior written consent;

          (f) A breach of the covenant set forth in Section 11 of this Agreement;

          (g) The dissolution, termination or liquidation of Pledgor or Company; or

          (h) The assertion of any claim of priority over the Pledged Collateral, by title, lien or otherwise, other than the Permitted Liens.

     14. Lender's Rights and Remedies Upon an Event of Default. If any Event of Default shall have occurred and be continuing:

          (a) Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under applicable law, and Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any exchange, broker's board or at any of Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as Lender may deem commerically reasonable. Any requirements for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Lender's giving of such notice to Pledgor at least five (5) business days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made. Lender shall not be obligated to make or cause any sale of Pledged Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement, at the time and place fixed therefor, of the time and place of the adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by Lender as Pledged Collateral and all cash proceeds received by Lender in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of Lender, be held by Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Lender pursuant to Section 16 of this Agreement) in whole or in part by Lender against, all or any part of the Obligations in accordance with the terms of the Loan Agreement. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Obligations shall be paid over to PLedgor or to whomever may be lawfully entitled to receive such surplus.

The rights and remedies of Lender hereunder are cumulative and are not in lieu of, but are in addition to, any other rights or remedies which Lender may have under the Loan Agreement or any of the other Loan Documents or at law or in equity. No act of Lender shall be construed as an election to proceed under any particular provision of the Loan Agreement or any other Loan Document to the exclusion of any other provision in the same or any other such document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender.

     15. No Third Party Rights. No person shall be a third party beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Lender are intended solely for the benefit of Lender.

     16. Expenses. Pledgor will pay to Lender upon demand the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (a) the administration of this Agreement; (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral; and (c) the exercise or enforcement of any of the rights of Lender hereunder.

     17. Cooperation on Sale. If Lender shall reasonably determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 14 of this Agreement, Pledgor agrees that, upon request of Lender, Pledgor will, at its own expense, do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

     18. Security Interest Absolute. All rights of Lender and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) Any lack of validity or enforceability of the Loan Agreement or any other Loan Document;

          (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms of the Loan Agreement; or

          (c) Any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or this Agreement.

     19. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     20. Notices. Any notice required or permitted to be given by Pledgor or Lender under this Agreement shall be in writing and shall be given in accordance with the Loan Agreement.

     21. Continuing Security Interest; Transfer of Loan. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Obligations; (b) be binding upon Pledgor, its successors and permitted assigns; and (c) inure to the benefit of Lender and its successors and permitted transferees and assigns. Without limiting the generality of the foregoing clause (c), and subject only to Section 10.1.2 of the Loan Agreement, Lender may assign or otherwise transfer the Loan to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. Upon the payment in full of the Obligations, Pledgor, subject to the terms and conditions of this Agreement and the Loan Agreement, shall be entitled to the return of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     22. Illegality. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. If the rights and liens created by this Agreement shall be invalid or unenforceable as to any part of the Obligations, then the unsecured portion of the Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Obligations, and all payments made on the Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligations.

     23. Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     24. Amendment. This Agreement may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

     25. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be a duplicate original.

     26. Captions. The captions used in this Agreement are for convenience of reference only and are in no way intended to be used to limit, define or interpret the scope or intent of this Agreement or any provisions hereof.

     27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.



                                        PLEDGOR:

                                        FIRSTMISS GOLD INC., a
ATTEST:                                 Nevada corporation

By:                                     By:
    -------------------------------         --------------------------------
                          Secretary
                                        Title:
                                               -----------------------------

[SEAL]


                                        LENDER:

                                        THE TORONTO-DOMINION BANK

                                        By:
                                            --------------------------------

                                        Title:
                                               -----------------------------

                           IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS:

That FIRSTMISS GOLD INC., a Nevada corporation ("FIRSTMISS"), for value received, hereby assigns and transfers unto ___________________________ __________________ ("Transferee") One Hundred (100) shares of the common stock of FMG INC., a Nevada corporation (the "Corporation"), standing in the name of FIRSTMISS on the books of the Corporation and represented by Certificate No. 1, and FIRSTMISS hereby constitutes and appoints ________________________ as attorney-in-fact, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of the common stock described above, and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, FIRSTMISS hereby ratifying and confirming all that said attorney-in-fact or a substitute or substitutes shall lawfully do by virtue thereof.

Entered into this ____ day of _____________ , 1995.


                                               FIRSTMISS GOLD INC.,
                                               a Nevada corporation

ATTEST:

                                            By:
- -----------------------------                    ----------------------------
                    Secretary
                                                 Title:
                                                        ---------------------

(Corporate Seal)

                                   SCHEDULE D
                              GRID PROMISSORY NOTE

Date: [ ]

            FOR VALUE RECEIVED the undersigned hereby unconditionally promises to pay on demand to the order of The Toronto-Dominion Bank (the "Bank"), in lawful money of the United States of America, the Loans under the Agreement as recorded on the grid schedule attached hereto, in accordance with the provisions regarding the payment of such Loans set forth in the loan agreement (the "Loan Agreement") dated as of September 24, 1995 between the undersigned and the Bank.

            This grid promissory note is issued pursuant to and is subject to the provisions of the Loan Agreement. All terms used in this Grid Promissory Note which are defined in the Loan Agreement have the meanings attributed thereto in the Loan Agreement.

            The undersigned acknowledges that the actual recording of amounts advanced and amounts paid on the attached grid schedule shall, in the absence of manifest error, be prima facie evidence of the same; provided that the failure of the Bank to record the same on the grid schedule shall not affect the obligation of the undersigned to pay or repay the Obligations.

            Payments of principal and interest hereunder must be made at the location specified in the Loan Agreement or at such other location as may be notified by the Bank to the undersigned.

            The undersigned waives presentment for payment, notice of non-payment, protest and notice of protest of this grid promissory note and diligence in collection or bringing suit.

            This Grid Promissory Note shall be governed by and construed in accordance with the laws of the Province of Ontario.


                                        FIRSTMISS GOLD INC.


                                        By:
                                               ---------------------------
                                        Title:

                                                                       c/s

                                        By:
                                               ---------------------------
                                        Title

Currency:    U.S. Dollars

                  ADVANCE                              UNPAID        NOTATION
      DATE     REQUESTED BY        ADVANCES           INTEREST       PAYMENTS       BALANCE         MADE BY
      ----     ------------        --------           --------       --------       -------         -------
_____________  ____________      _____________       ___________   ___________    ___________     ____________

_____________  ____________      _____________       ___________   ___________    ___________     ____________

_____________  ____________      _____________       ___________   ___________    ___________     ____________

_____________  ____________      _____________       ___________   ___________    ___________     ____________

_____________  ____________      _____________       ___________   ___________    ___________     ____________

_____________  ____________      _____________       ___________   ___________    ___________     ____________

_____________  ____________      _____________       ___________   ___________    ___________     ____________

_____________  ____________      _____________       ___________   ___________    ___________     ____________

_____________  ____________      _____________       ___________   ___________    ___________     ____________

_____________  ____________      _____________       ___________   ___________    ___________     ____________

                                   SCHEDULE E
                                PERMITTED LIENS

            "Permitted Liens" means (a) the rights and interests of the Lender as provided in the Loan Documents, (b) Liens for any tax, assessment or other governmental charge, either secured by a bond reasonably acceptable to the Lender or not yet due or being contested diligently and in good faith by appropriate proceedings in respect of which no final judgment or order has been issued (whether or not rights of appeal exist), (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business or in connection with development of the Turquoise Ridge Deposit, so long as the same are either (i) being contested in good faith by appropriate proceedings in respect of which no final judgment or order has been issued (whether or not rights of appeal exist) or (ii) are bonded with a statutory form of lien release bond (or otherwise in form and substance reasonably satisfactory to the Lender) in an amount equal to 100% of the amount of the Lien claim, (d) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and the enforcement of such judgment or award has been stayed and such judgments or awards do not singly or in the aggregate exceed $250,000, (e) mineral rights, other than rights in the Turquoise Ridge Deposit, the use and enjoyment of which do not materially interfere with the use and enjoyment of the property of the Borrower, (f) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business which are not overdue, (g) Liens on assets (real or personal) of the Borrower which assets have a fair market value of less than $250,000 in the aggregate, (h) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of the Borrower or the value of such property or assets for the purposes of such business, (i) Liens, rights of way, and other defects or encumbrances on title to real property owned, held or leased by the Borrower that do not in the aggregate materially impair the use of such real property of the Borrower or the value of such real property for the purposes of the business for which such real property is held and (j) involuntary Liens securing a charge or obligation, on any of the Borrower's property, either real or personal, whether now or hereafter owned in the aggregate sum of less than $250,000 which are being contested in good faith.